EXHIBIT 99.1

SAN DIEGO, Calif., March 5, 2007 - Surge Global Energy, Inc. (OTCBB: SRGG) (“Surge”) announced today that it has completed the previously announced acquisition of Peace Oil Corp. Details of the acquisition will be included in Surge’s 8-K Form to be filed with the Securities Exchange Commission.

Peace Oil owns an undivided 30% working interest in 135 square miles or 86,400 acres (net 40.5 sections or net 25,920 acres) of oil sands leases in the Red Earth area of Alberta (the “Red Earth Leases”), consisting of four major contiguous blocks located in close proximity to existing services and infrastructure. A technical review report dated June 30, 2006, prepared by Sproule Associates Limited, an independent engineering firm, estimates that the Red Earth Leases contain resource potential of up to 2.5 billion barrels of Original Bitumen in Place, of which Peace Oil’s net working interest is estimated to be up to approximately 750 million barrels OBIP.

David Perez, Chairman and Chief Executive Officer of Surge, commented, “this is a significant acquisition for Surge. It substantially increases our oil in place. We look forward to developing the Red Earth Leases to maximize their value for the benefit of our shareholders and to continue our path to building a world class oil sands company.”

Under the terms of the acquisition, a Canadian subsidiary of Surge acquired all of the outstanding common shares of Peace Oil pursuant to a stock purchase agreement in exchange for approximately C$6.6 million in cash and 8,965,390 million exchangeable shares of the Canadian subsidiary. The cash portion of the purchase price was paid by delivering C$1.0 million in cash and four separate promissory notes (including a warrant to purchase 1 million shares of Surge common stock). Three of the notes are secured by the assets of Peace Oil and the shares of Peace Oil held by the Canadian subsidiary. The exchangeable shares: (a) have the same voting rights, dividend entitlements and other attributes as common shares of Surge, (b) are exchangeable, at each shareholder's option, on a one-for-two basis, into common shares of Surge, and (c) are intended to be registered under a resale registration statement (“Registration Statement”) anticipated to be filed with the US Securities Exchange Commission. The common stock underlying the warrant is also required to be registered in the Registration Statement. Details of the acquisition will be included in Surge’s 8-K Form to be filed with the Securities Exchange Commission.

With this acquisition, Surge believes that it has one of the largest footprints among the juniors in the Peace River and Athabasca oil sands regions of Canada, with 49 net sections of land in two key areas. The properties have primary (cold flow) and secondary (in-situ thermal) recovery potential, which Surge intends to validate and refine through the drilling of additional delineation and exploration wells.

About Surge Global Energy, Inc.
Surge Global Energy, Inc., located in San Diego, California intends to aggregate and exploit an estimated one billion (net equity and working interest) of net recoverable reserves in oil sands properties in the Peace River and Athabasca regions of Alberta, Canada. For more information on Surge please visit www.SurgeGlobalEnergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Additional risks and uncertainties include the possibility that Surge will not discover bitumen, oil or gas in the quantities the Company currently anticipates. To fund the probable and proven reserve development cost effort, Surge and Cold Flow anticipate raising a significant amount of capital which will result in substantial future dilution to existing shareholders. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading ``Risk Factors'' and in other sections of the Company's SB-2/A filed with the SEC on May 24, 2006 and February 14, 2007, the Company's Form 10-K for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

For further information, please contact:

Ken Wetherell, Investor Relations
Iradesso Communications
403.503.0144 x224
contact@iradesso.com

William Greene
Chief Financial Officer
Surge Global Energy, Inc.
858.704.5009 (Direct)
858.704.5010 (Main)
858.704.5013 (Fax)
bgreene@surgeglobalenergy.com